Exhibit 99.2

EFI
NEWS FROM EQUIFIN, INC.

FOR IMMEDIATE RELEASE

EQUIFIN BEGINS TRADING IN THE

OVER-THE-COUNTER MARKET

SPRING LAKE, NEW JERSEY, July 15, 2004 —  EquiFin Inc. (OTC Pink Sheets EQUI-PK) (the “Company”) today announced that its common stock began trading in the pink sheet listings of the over-the-counter market under the symbol EQUI-PK.  The Company is in discussion with various market makers in an attempt to have its common stock traded in the coming days in the over-the-counter, bulletin board market.  The Company is hopeful that these discussions will result in a bulletin board listing, but at this time there can be no assurance that this will occur.

For more information, contact Mr. Walter Craig at the Company (732)282-1411.

Except for the historical information contained herein, this press release contains forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievement of the Company to be materially different from any future results.  In addition to other factors that may be discussed in the Company’s filings with the Securities and Exchange Commission, the following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statement made by the Company:  (i) general economic and business conditions; (ii) the loss, insolvency or failure to pay its debts by a significant customer or customers; (iii) the maturing of debt and the ability of the Company to raise capital to repay or refinance such debt on favorable terms; and (iv) the success or failure of the Company’s efforts to implement its business strategy with respect to credit accommodations, which could depend upon, among other factors, the availability of capital on favorable terms toward the Company and the effects of economic conditions on the Company’s borrowers and the capital markets.